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2 + Fauquier Bankshares, Inc. 2019 Annual Shareholders’ Meeting May 21, 2019

Today’s presentations may include forward-looking statements. These statements represent the Company’s beliefs regarding future events that, by their nature, are uncertain and outside of the Company’s control. The Company’s actual results and financial condition may differ, possibly materially, from what is indicated in these forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 under “Management’s Discussion and Analysis of Financial Condition and Results of Operation.” Safe Harbor Statement

2 + Board of Directors Randolph D. Frostick, Esq. President & Shareholder Vanderpool, Frostick, & Nishanian Donna D. Flory Director of Human Resources QMT Windchimes Kevin T. Carter President Guests, Inc. John B. Adams, Jr. Chairman; President & CEO Bowman Companies Marc J. Bogan President & CEO The Fauquier Bank

2 + Board of Directors Sterling T. Strange III President & CEO The Solution Design Group, Inc. P. Kurtis Rodgers President & CEO S.W. Rodgers & Co., Inc. Brian S. Montgomery President & Owner Warrenton Foreign Car, Inc. Randolph T. Minter Vice Chairman; President & Owner Moser Funeral Home Jay B. Keyser Chief Executive William A. Hazel Family

The Fauquier Bank seeks Excellence through an Engaged and Empowered Team, building valued Relationships with our Customers and Community

2 + Sample 1 EXCELLENCE • ENGAGEMENT • EMPOWERMENT • TEAM WORK • RELATIONSHIPS Recruit. Hire. Retain. Focused on hiring top talent that aligns with TFB’s vision & values. Voluntary employee turnover is at its lowest rate ever. Employees’ Wellness Increased involvement in our wellness program by 38% in 2018, with the majority of our teammates participating. Charity Donations In 2018 TFB associates contributed food, clothing, toys, and personal donations to national and local charities. Job Descriptions Comprehensive review of our job descriptions and salary bands to ensure fair compensation to our associates compared to the market. Team Bonding Celebrated multiple theme days (Caps & UVA Champions), Company Christmas party, picnic, and more. Performance Plan Implementation Implemented a new performance management system designed to evaluate performance based on competencies and goals tied to our Values. 7 Culture & Team Building

2 + Community Engagement Community Events Home Buyer Seminars Small Business Lending Seminar Estate Planning & Trust Seminar Financial Literacy Sessions Digital Banking Events & More! Educating Students Teach Children to Save Seminar Lord Fairfax Financial Seminar Bank Day for Local High Schools Provide Financial Literacy Materials to Local Schools 400+ Volunteer Hours by TFB Employees in 2018

2 + Customer First Renewed focus on customers’ needs and wants Minute Lender Gold Choice MMA Compass Banking New Products Private Banking for High Net Worth Clients Relationship Product Online Lending Platform 5/5 ARM, 15 Year Balloon Mortgage First Time Home Buyer Products 2018’s Net Account Growth is 9x greater than 2017 72% of accounts utilize online banking More than 10,000 mobile app users

2 + Customer First Digital Banking Focus Upgraded mobile banking app Text message fraud alerts Redesigned website Upgraded Mobile Deposit Online Bill Pay and eDocs Card Valet integration More to come in 2019!

2018 was a record breaking year Assets Net Income Deposits loans

2 + 2 + Title *Adjusted based on net deferred tax revaluation Net Income Growth* 2018 47% 2017 13% 2016 700% 2015 -113%

2 + 2 + Title *Adjusted based on net deferred tax revaluation Earnings Per Share, Diluted Growth* 2018 47% 2017 12% 2016 713% 2015 -113%

2 + 2 + Title Book Value and Average Stock Price Per Share

2 + 2 + Title Return on Average Assets (ROA) Return on Average Equity (ROE)

2 + 2 + Title Balance Sheet

2 + Title Total Loans $ 549 MM Weighted Average Loan Yields 2015 4.48% 2016 4.42% 2017 4.49% 2018 4.69 % Loan Portfolio As of December 31, 2018

2 + Title Deposit Characteristics Total Core Deposits as % of Total Total Deposits $ 636 MM 87.1 % Weighted Average Deposit Rates 2015 0.34% 2016 0.30% 2017 0.36% 2018 0.54% Deposit Portfolio As of December 31, 2018

2 + Title Net Interest Margin Growth 2018 10% 2017 8% 2016 -- 2015 2% Growth 2018 15 bp 2017 16 bp 2016 -12 bp 2015 7 bp

2 + 2 + Title Net Interest Income Growth 2018 10% 2017 8% 2016 -- 2015 2%

2 + Title TFB Wealth Management Assets Under Management *Adjusted to show assets in transition due to conversion

2 + 2 + Title Non Interest Income Non Interest Expense

2 + 2 + Title Efficiency Ratio

2 + 2 + Title Capital Ratios Leverage Ratio Common Equity Tier 1 Capital Ratio Tier 1 Capital Ratio Total Capital Ratio Tangible Equity to Total Assets December 31, 2016 December 31, 2017 December 31, 2018 Well Capitalized Threshold 9.23% 12.22% 12.22% 13.17% 9.33% 9.17% 11.43% 11.43% 12.41% 9.20% 9.39% 11.89% 11.89% 12.85% 8.78% 5.00% 6.50% 8.00% 10.00% N/A

Looking Ahead…

2 + 2 + Title Community Outreach in 2019 Charity of Choice Campaign 410 New Checking Accounts $40,000 donated to local & national charities Community Bank Investing in its Community

2 + 2 + Title Wealth Management Services For the first time in TFB Wealth Management history the brokerage group is over $100 MM in assets! $37 MM of New Business in 2019 Experience – Over 100 years of collective experience Access- Deep roots in our communities with accessibility that fits our clients needs Resources – Tools and advice to help customers Fiduciary Promise – Working with our clients’ best interest in mind

2 + 2 + Title Forward Looking Goals Grow Assets Manage Overhead Focus on Efficiency Invest In: Build Sustainable Earnings Lines of Business Technology Prince William County Training & Development

2 + 2 + Contact information Marc J. Bogan President & Chief Executive Officer marc.bogan@tfb.bank Christine E. Headly Executive Vice President & Chief Financial Officer chris.headly@tfb.bank Tammy P. Frazier, CPA Vice President & Controller tammy.frazier@tfb.bank www.tfb.bank

Title THANK YOU

Title Photo Attributions “Center Street, Old Town Manassas” by Jon Cornwell is licensed under CC BY 2.0 - Page 31